                            SCHEDULE 14A INFORMATION
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                   WISCONSIN CENTRAL TRANSPORTATION CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
                (Name of Person(s) Filing Proxy Statement, if other
                               than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                          OFFICE:                                         MAILING ADDRESS:
                          -------------------------------------------------------------------------------

WCTC Logo

                          One O'Hare Centre                               P.O. Box 5062
                          6250 North River Road                           Rosemont, IL 60017-5062
                          Rosemont, IL 60018
                          Suite 9000

                          Tel. (847) 318-4600

                                 April 26, 2001

Dear Fellow Stockholders:

Enclosed is a proxy statement with respect to our upcoming annual meeting to be held on June 14, 2001 at the Hyatt Regency O'Hare in Rosemont, Illinois, as well as a copy of our annual report to stockholders on Form 10-K as filed with the United States Securities and Exchange Commission. In view of our impending merger, the Board of Directors opted not to publish a glossy Annual Report this year. At the annual meeting we will elect nine directors of the Company and consider an amendment to the Company's 1997 Long-Term Incentive Plan. YOUR VOTE IS IMPORTANT, AND WE ENCOURAGE YOU TO VOTE AS SOON AS POSSIBLE.

The past year has been one of significant change for Wisconsin Central, yet it is important to remember that our core values have remained intact. Our North American operations posted record 2000 revenues, continuing our 13-year history of annual revenue growth. We also continued our unprecedented record of superior customer service, earning our twelfth consecutive READER'S CHOICE quality carrier award. This Company has always been fundamentally rooted in customer service, and we are pleased that our excellent group of managers and employees continue to deliver the industry's best service. We hope you will join us in congratulating them on a job well done.

On April 4, 2001 our stockholders overwhelmingly approved a merger with a subsidiary of the Canadian National Railway Company ("CN"). Consummation of the merger is conditioned upon the receipt of regulatory approval from the United States Surface Transportation Board ("STB"). On April 9, we and the CN filed an application with the STB seeking regulatory approval of the merger in the United States, and a pre-merger notification and a competitive impact brief with Canada's Competition Bureau requesting an advance-ruling certificate. We and the CN expect final STB and Competition Bureau rulings on the merger by fall 2001, assuming the STB reviews the transaction as a "minor" proceeding.

On behalf of the Board of Directors of your Company, we would like to express our gratitude to the management and employees for their unceasing efforts over the past 13 years. Our employees have made this Company what we are. We would also like to express our thanks to our stockholders, who have consistently and overwhelmingly supported management and the Board of Directors, even during difficult circumstances. What we have accomplished together is a little bit of railroading history of which we can all be justifiably proud.

                                   Sincerely,

/s/ Thomas F. Power, Jr.                 /s/ Robert H. Wheeler
Thomas F. Power, Jr.                     Robert H. Wheeler
President & Chief Executive Officer      Chairman of the Board

This letter contains certain statements that are "forward-looking," within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements regarding, among other matters, the beliefs, expectations, plans and estimates of the company with respect to certain future events, including without limitation assumptions related to market valuation and future performance and similar expressions concerning matters that are not historical facts. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that could cause actual events to differ materially from those expressed in those statements.

1056-LTR-01                            2

                          OFFICE:                                                      MAILING ADDRESS:
                          ----------------------------------------------------------------------------------------

WCTC Logo

                          Suite 9000                                                   P.O. Box 5062
                          One O'Hare Centre                                            Rosemont, IL 60017-5062
                          6250 North River Road
                          Rosemont, IL 60018

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    The 2001 Annual Meeting of the stockholders of Wisconsin Central Transportation Corporation will be held at 9:00 a.m., Central Time, on Thursday, June 14, 2001 at The Forum, Hyatt Regency O'Hare, 9300 West Bryn Mawr Avenue, Rosemont, Illinois 60018, for the following purposes:

    1.  To elect nine directors for a term of one year;

    2. To approve an amendment to The Wisconsin Central Transportation Corporation 1997 Long-Term Incentive Plan to increase the number of shares of Common Stock available under that Plan by 1,000,000 shares; and

    3. To transact any other business that may properly come before the meeting.

    Stockholders of record at the close of business on April 26, 2001 are entitled to vote at the Annual Meeting.

                                        By Order of the Board of Directors,

                                        THOMAS W. RISSMAN
                                        SECRETARY

April 30, 2001

                  WISCONSIN CENTRAL TRANSPORTATION CORPORATION

              Suite 9000, One O'Hare Centre, 6250 North River Road
                               Rosemont, IL 60018

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

April 30, 2001

    The Board of Directors of Wisconsin Central Transportation Corporation (the "Company") solicits your proxy for use at the 2001 Annual Meeting of Stockholders of the Company to be held on June 14, 2001 (the "Annual Meeting"). Stockholders may vote their shares of the Company's Common Stock by proxy by signing and mailing the enclosed proxy card or by following the instructions on the proxy card for telephone or Internet voting. A proxy may be revoked at any time prior to the voting at the meeting by submitting a later dated proxy or by giving written notice of such revocation to the Secretary of the Company. If you plan to attend the Annual Meeting in person, please mark the appropriate box on the proxy card and return it promptly by mail.

    Holders of the Company's Common Stock of record at the close of business on April 26, 2001 are entitled to vote at the Annual Meeting. On that date, 46,401,234 shares of the Company's Common Stock were issued and outstanding. Each share entitles the holder to one vote.

    A quorum of stockholders is necessary to take action at the Annual Meeting. A majority of the outstanding shares of Common Stock will constitute a quorum of stockholders. The inspectors of election appointed for the Annual Meeting will determine whether a quorum is present and will treat abstentions as shares of Common Stock that are present and entitled to vote for purposes of determining the presence of a quorum.

    The persons appointed by the enclosed proxy card have advised the Board of Directors that it is their intention to vote at the Annual Meeting in compliance with the instructions on the proxies received from stockholders with respect to the election of nine directors for a one year term and with respect to the approval of the amendment to The Wisconsin Central Transportation Corporation 1997 Long-Term Incentive Plan, and in their discretion on any other matters that may properly come before the meeting, including matters that, as of the date of this proxy statement, the Board of Directors does not know will be brought before the meeting. If no directions are given on the proxy card, the shares represented by the proxy will be voted FOR election of the nine nominees for directors for a one year term and FOR approval of the amendment to The Wisconsin Central Transportation Corporation 1997 Long-Term Incentive Plan.

    This proxy statement and the enclosed proxy card are being first mailed to stockholders on or about May 2, 2001.

    YOUR VOTE IS IMPORTANT. PLEASE SIGN AND RETURN THE PROXY CARD BY MAIL OR VOTE YOUR SHARES BY TELEPHONE OR THE INTERNET, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                             ELECTION OF DIRECTORS

ELECTION OF DIRECTORS.

    The By-laws of the Company provide that the Board of Directors shall be composed of not less than four and not more than twelve directors, with the number to be determined by the Board of Directors from time to time. Prior to January 12, 2001, the Company had a classified Board of Directors consisting of ten directors, which was divided into three classes, each consisting of approximately one-third of the total number of the members of the Board of Directors. Directors were elected for a term of three years. Effective January 12, 2001 the stockholders of the Company amended the By-laws of the Company to eliminate classification of the Board of Directors and to provide that all directors be elected annually for one-year terms. On April 4, 2001, the Board of Directors reduced the size of the Board of Directors from ten directors to nine directors.

    At the Annual Meeting, the term of three directors will expire. In order to conform to the action of the stockholders eliminating the classification of the Board of Directors, each of the other current directors, whose terms expire in 2002 and 2003, has resigned from his position as a director of the Company effective as of the date of the Annual Meeting.

    The Board of Directors of the Company intends to cause the nomination of Thomas E. Evans, Carl Ferenbach, J. Reilly McCarren, Roland V. McPherson, Thomas F. Power, Jr., Thomas W. Rissman, John W. Rowe, A. Francis Small and Robert H. Wheeler for re-election as directors to serve until the Annual Meeting of stockholders of the Company in 2002 and until their respective successors are elected and qualified. All of the nominees currently serve as directors of the Company and have agreed to serve if re-elected. The Board of Directors has no reason to believe that any of these nominees will not serve if re-elected, but if any of them should become unavailable to serve as a director, and if the Board of Directors designates a substitute nominee, the persons named in the enclosed proxy card will have discretionary authority to vote for a substitute nominee or nominees designated by the Board of Directors. Election of nominees to the Board of Directors requires the approval of the holders of a plurality of the total votes cast at the Annual Meeting. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR.

NOMINEES FOR ELECTION AS DIRECTORS.

    The following sets forth as of April 26, 2001 certain information concerning each of the nominees for election to the Board of Directors.

        NAME                                        DESCRIPTION                             AGE
---------------------       ------------------------------------------------------------  --------
Robert H. Wheeler           Chairman of the Board                                            55
Thomas F. Power, Jr.        President, Chief Executive Officer and Director                  60
J. Reilly McCarren          President and Chief Executive Officer of the North American      44
                              operating subsidiaries and Director
Thomas E. Evans             Director                                                         49
Carl Ferenbach              Director                                                         59
Roland V. McPherson         Director                                                         66
Thomas W. Rissman           Director                                                         43
John W. Rowe                Director                                                         55
A. Francis Small            Director                                                         55

    THOMAS E. EVANS has served as a director of the Company since July 1998. Since 1999, Mr. Evans has been employed by Collins & Aikman in Troy, Michigan, where he currently serves as chairman and chief executive officer. From 1995 to 1999, Mr. Evans was employed by Tenneco Automotive in Lake Forest, Illinois, where he served in senior management positions, most recently as its president. Prior to 1995 he served six years in various senior management positions with Case
Corporation, two years with Federal-Mogul Corporation and fourteen years with Rockwell International's Automotive Operations.

    CARL FERENBACH has served as a director of the Company since 1987. He also serves as a director of Wisconsin Central International, Inc. ("WCI") and each of the Company's North American operating subsidiaries other than Wisconsin Chicago Link, Ltd. ("WCLL"). Mr. Ferenbach also serves as a director of Tranz Rail Holdings Limited ("Tranz Rail"), the publicly held New Zealand transportation company in which the Company holds shares, Australian Transport Network Limited ("ATN"), the Australian rail holding company in which the Company holds shares, and English Welsh & Scottish Railway Holdings Limited ("EWS"), the United Kingdom rail holding company in which the Company holds shares and of which Mr. Ferenbach is Chairman of the Board, a non-executive office. Mr. Ferenbach also serves as a director of U.S. Can Corporation and Crown Castle International Corporation (U.S.). Since 1986, Mr. Ferenbach has been a Managing Director of Berkshire Partners LLC, Boston, Massachusetts, a private equity firm sponsoring and investing in acquisitions and recapitalizations.

    J. REILLY MCCARREN has served as a director of the Company since
December 1998. He also serves as a director of WCLL and WCL Railcars, Inc., two wholly-owned subsidiaries of the Company. Since September 1, 1999, Mr. McCarren has served as the President and Chief Executive Officer of the Company's North American operating subsidiaries. From July 1996 to August 31, 1999,
Mr. McCarren served as the Executive Vice President and Chief Operating Officer of the Company's North American operating subsidiaries. From 1990 to 1996,
Mr. McCarren served as the president of Gateway Western Railway Company. From 1988 to 1990, Mr. McCarren served as the General Superintendent--Transportation of the Chicago, Missouri and Western Railway. From 1978 to 1988, Mr. McCarren held various operating positions with Consolidated Rail Corporation.
Mr. McCarren has 22 years of railroad management experience.

    ROLAND V. MCPHERSON has served as a director of the Company since 1987. He also serves as a director of WCI and each of the Company's North American operating subsidiaries other than WCLL. Mr. McPherson is the president of Asset Acquisition and Management Corporation, a private acquisition company. From 1989 to 1998, he was employed as the Chairman and Chief Executive Officer of Sullivan Industries, Inc. (a manufacturer of air compressors). From 1976 until 1988,
Mr. McPherson was employed as Chairman and Chief Executive Officer of Armstrong Containers, Inc. (a manufacturer of metal containers).

    THOMAS F. POWER, JR. has served as a director of the Company since its formation in 1987. He also serves as a director of each of the Company's subsidiaries other than Algoma Central Railway Inc. ("ACRI") and WC Canada Holdings, Inc. ("WCCHI"). Since September 1, 1999, Mr. Power has served as the President and Chief Executive Officer of the Company. From 1987 to August 31, 1999, Mr. Power served as Executive Vice President and Chief Financial Officer of the Company. Mr. Power also serves as a director of Tranz Rail and EWS. From 1970 to 1985, Mr. Power was employed by the Chicago, Milwaukee, St. Paul and Pacific Railroad Company, most recently as Chief Financial Officer. Mr. Power has over 33 years of railroad management experience.

    THOMAS W. RISSMAN has served as a director of the Company since
January 1992 and is also a director of each of the Company's subsidiaries other than ACRI and WCCHI. Mr. Rissman also has served as Secretary of the Company, a non-executive office, since June 1991 and has served as General Counsel of the Company, a non-executive office, since September 1, 1999. Mr. Rissman also serves as a director of Tranz Rail and EWS. Mr. Rissman has been a member of the law firm of McLachlan, Rissman & Doll since December 1987.

    JOHN W. ROWE has served as a director of the Company since July 1998. Since October 2000, he has served as president, co-chief executive officer and a director of Exelon Corporation. From 1998 until October 2000, he served as chairman, president and chief executive officer of Unicom Corporation. From 1989 to 1998, Mr. Rowe served as president, chief executive officer and a director of New England Electric System. From 1984 to 1989, he served as president and chief executive officer of Central Maine Power Company. Mr. Rowe served as senior vice president of law for Consolidated Rail Corporation from 1980 to 1984. Mr. Rowe began his career with the Chicago law firm of Isham, Lincoln and Beale where he became a partner in 1978. Mr. Rowe also serves as a director of Fleet Boston Financial Corporation and UNUM Provident Corporation.

    A. FRANCIS SMALL has served as a director of the Company since
December 1996. He also serves as a director of WCI and each of the Company's North American operating subsidiaries other than WCLL. Dr. Small has been a director of Tranz Rail since 1990. Dr. Small retired as the Managing Director of Tranz Rail in May 2000 following 34 years of employment with Tranz Rail and its predecessors. Dr. Small is also a director of ATN and Meridian Energy Limited of which he is also Chairman of the Board. Dr. Small has 28 years of railroad management experience.

    ROBERT H. WHEELER has served as a director of the Company since its formation in 1987 and is also a director of each of the Company's subsidiaries other than ACRI and WCCHI. He was elected to the additional position of Chairman of the Board of the Company, a non-executive office, effective September 1, 1999. Mr. Wheeler also serves as a director of EWS and Tranz Rail of which he is Chairman of the Board, a non-executive office. Mr. Wheeler was a member of the law firm of Oppenheimer Wolff & Donnelly from December 1987 to August 1994 and was of counsel to that firm until 1999.

                   AMENDMENT OF 1997 LONG-TERM INCENTIVE PLAN

    On March 21, 1997, the Board of Directors adopted the Wisconsin Central Transportation Corporation 1997 Long-Term Incentive Plan (the "Plan"), which was approved by the Company's stockholders at the annual meeting held on May 15, 1997. The purposes of the Plan are (i) to align the interests of the Company's stockholders and the recipients of awards under the Plan by increasing the proprietary interest of such recipients in the Company's growth and success,
(ii) to advance the interests of the Company by attracting and retaining officers and other key employees and (iii) to motivate such participants to act in the long-term best interests of the Company's stockholders.

    On January 29, 2001, the Company, Canadian National Railway Company ("CN") and WC Merger Sub, Inc. entered into an Agreement and Plan of Merger (the "Merger Agreement"), which provides for the merger of the Company with a subsidiary of CN (the "Merger"). The Merger Agreement permits the Company to grant to active employees of the Company and its subsidiaries options to purchase up to 500,000 shares of stock of the Company in 2001 and (if the merger has not been consummated) an additional 500,000 shares of stock of the Company in 2002. In addition, the Agreement and Plan of Merger requires that the Company amend the Plan to provide that the vesting and exercisability of options granted in 2001 and 2002 will not be accelerated by virtue of the Merger. On April 4, 2001, the Board of Directors so amended the Plan.

    As of April 16, 2001, fewer than 200,000 shares of Common Stock were available for future awards under the Plan. In order to make shares available for issuance of options as permitted by the Merger Agreement, on April 4, 2001, the Board of Directors adopted an amendment to the Plan to increase the aggregate number of shares of Common Stock available for issuance under the Plan in the period beginning on the date of original adoption of the Plan from 1,500,000 to 2,500,000 shares, subject to stockholder approval at the Annual Meeting.
This amendment to the Plan will become effective if approved by the holders of record of a majority of the shares of the Company's Common Stock present in person or represented by proxy at the Annual Meeting.

    The amendment to the Plan will NOT affect the $17.15 per share stockholders will receive from CN upon consummation of the Merger.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE 1997 LONG-TERM INCENTIVE PLAN.

DESCRIPTION OF PLAN.

    The following constitutes a brief discussion of the material features of the Plan as proposed to be amended.

    ADMINISTRATION. The Plan provides for administration by the Compensation Committee of the Board of Directors (the "Committee"), consisting of two or more members of the Board of Directors each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 of the Securities and Exchange Act of 1934 ("Exchange Act") and Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code") and the regulations thereunder. Among the powers granted to the Committee are the authority to interpret the Plan, establish rules and regulations for its operation, select employees of the Company and its subsidiaries to receive awards under the Plan and determine the form and amount and other terms and conditions of such awards. The Plan authorizes the Committee to delegate its power and authority under the Plan to the President or other executive officer of the Company; provided, however, that the Committee may not delegate its power and authority with regard to the selection for participation in the Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such officer or other person.

    ELIGIBILITY FOR PARTICIPATION. Officers and other key employees of the Company and its subsidiaries are eligible to be selected to participate in the Plan. The selection of participants is within the discretion of the Committee. Approximately 350 officers and key employees are eligible to participate in the Plan.

    TYPES OF AWARDS. The Plan provides for the grant of any or all of the following types of awards: (i) options to purchase shares of the Company's Common Stock in the form of incentive stock options or non-statutory stock options, (ii) stock appreciation rights ("SARs") in the form of tandem SARs or free-standing SARs, (iii) stock awards in the form of restricted stock or unrestricted stock and (iv) performance shares. Such awards may be granted singly, in combination or in tandem, as determined by the Committee. The market price of one share of the Company's Common Stock at the close of business on April 16, 2001 was $16.00.

    AMENDMENT OF THE PLAN. The Board of Directors may terminate the Plan or amend it at any time as it shall deem advisable, subject to stockholder approval as may be required by applicable law, rule or regulation, including Rule 16b-3 under the Exchange Act, provided that no amendment may be made without stockholder approval if such amendment would (i) increase the maximum number of shares of the Company's Common Stock available under the Plan (subject to adjustment as provided in the Plan), (ii) reduce the minimum purchase price in the case of an option or the grant price in the case of an SAR, (iii) effect any change with respect to incentive stock options inconsistent with Section 422 of the Code or (iv) extend the term of the Plan.

    AVAILABLE SHARES. A total of Two Million Five Hundred Thousand shares of Common Stock will be available under the Plan in the period beginning on the date of original adoption of the Plan. For purposes of determining the number of shares available at any time such total number of available shares shall be reduced by the sum of (i) the aggregate number of shares of Common Stock that were issued upon the grant of a stock award prior to such time and (ii) the aggregate number of shares of common stock that at such time are subject to, or prior to such time were issued upon exercise of, options, free-standing SARs or performance shares. (The number of shares of Common Stock available under the Plan will not be reduced by settlements in cash of any options, free-standing SARs or performance shares.)

    STOCK OPTIONS. The Plan authorizes the Committee to grant awards in the form of options to purchase shares of the Company's Common Stock. The Committee will, with regard to each stock option, determine the number of shares subject to option, the manner and time of the option's exercise, a vesting schedule, if any, and the exercise price per share subject to the option. In no event, however, may the exercise price of an incentive stock option be less than 100% of the fair market value of the Company's Common Stock on the date of the stock option's grant or may the exercise period of an incentive stock option be longer than ten years from the date of the option grant. Upon exercise, the option price may be paid in cash or, at the discretion of the Committee, in shares of the Company's Common Stock, a combination thereof, or such other consideration as the Plan permits. Unvested stock options of a participant who terminates employment with the Company by reason of disability, retirement upon reaching at least age 62, or death will become fully vested at time of termination, unless the Committee specifies otherwise in the applicable option agreement. Any stock option granted in the form of an incentive stock option will satisfy the applicable requirements of Section 422 of the Code.

    STOCK APPRECIATION RIGHTS. The Plan authorizes the Committee to grant SARs either in tandem with a stock option ("Tandem SARs") or independent of a stock option ("Free-Standing SARs"). An SAR is a right to receive shares of Common Stock or a cash payment (or a combination of cash and shares) with an aggregate value equal to the appreciation in market value at exercise in excess of the grant price multiplied by the stated number of shares of the Company's Common Stock subject to the exercise.

    A Tandem SAR granted in connection with an incentive stock option shall be granted at the same time as the incentive stock option is granted. A Tandem SAR shall be exercisable to the extent its related stock option is exercisable, and the exercise price of such an SAR would be the same as the option price under the related stock option. Upon the exercise of a stock option as to some or all of the shares related to the award, the related Tandem SAR shall be cancelled automatically to the extent of the number of shares covered by the stock option exercise.

    With regard to a Free-Standing SAR, the Committee will determine the number of shares of the Company's Common Stock subject to the SAR, the manner and time of the exercise of the SAR and the exercise price of the SAR. However, the exercise price of a Free-Standing SAR may in no event be less than 100% of the fair market value of the Company's Common Stock on the date of the grant of the Free-Standing SAR or, under certain circumstances, an earlier date selected by the Committee in accordance with the Plan.

    STOCK AWARDS. The Plan authorizes the Committee to grant awards in the form of shares of the Company's Common Stock, either restricted or unrestricted. Such awards will be subject to such terms, conditions, restrictions and limitations, if any, as the Committee deems appropriate, including but not by way of limitation, restrictions based on performance measures and continued employment.

    PERFORMANCE SHARES. The Plan authorizes the Committee to grant "performance shares". For the purposes of the Plan, a "performance share" means a right, contingent upon the attainment of specified performance measures within a specified performance period, to receive one share of the Company's Common Stock, which may be restricted, or, in lieu of all or a portion thereof, the fair market value of such performance share. The performance objectives to be achieved during such period and the measure of whether and to what extent such objectives have been attained will also be determined by the Committee.

    OTHER TERMS OF AWARDS. The Plan describes the continuation, termination, nonforfeiture and forfeiture of stock options, SARs, stock and performance share awards in the event of death, disability, retirement or termination as an employee of the Company. Transfers, assignments or pledges of such awards, other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company, are not permitted.

    CHANGE IN CONTROL. The Plan provides that, in the event of a change in control (as defined in the Plan), (i) all outstanding options and SARs shall immediately become exercisable in full, (ii) the restriction period applicable to any outstanding restricted stock award shall lapse, (iii) the performance period applicable to any outstanding performance share award shall lapse and (iv) the performance measures applicable to any outstanding restricted stock award (if any) and to any outstanding performance share award shall be deemed to be satisfied at the target level. Notwithstanding the foregoing provisions, the exercisability of options issued under the Plan after January 29, 2001 shall not be accelerated or otherwise affected by the Merger.

FEDERAL INCOME TAX CONSEQUENCES.

    The following is a brief summary of the principal United States federal income tax consequences under the Code as it relates to the Plan. This summary is included for general information only and is not intended to be comprehensive and, among other things, does not describe the state or local tax consequences. Long-term capital gains are currently taxed at a maximum federal rate of 20%, while short-term capital gains and ordinary federal income tax rates are graduated to a maximum rate of 39.6%. The following discusses the characterization of income under the various Plan features as ordinary income or capital gain or loss.

    INCENTIVE STOCK OPTIONS. An individual who receives an incentive stock option will not be treated as receiving taxable income upon the grant of the option or upon its exercise, provided the exercise occurs, in general, during employment with the Company or within three months after termination of employment. However, any appreciation in the value of the shares of Common Stock of the Company since the date of the grant will be an item of tax preference at the time of exercise in determining liability for the alternative minimum tax. If the Common Stock acquired pursuant to an incentive stock option is not sold or otherwise disposed of within two years from the date of grant of the option and is held for at least one year after delivery of the stock purchased by the option, any gain or loss resulting from a sale or other disposition of the stock will be treated as long-term capital gain or loss. If stock acquired upon exercise of an incentive stock option is disposed of prior to the expiration of such holding periods (a disqualifying disposition), the participant will realize ordinary income in the year of such disposition in an amount equal to the excess of the fair market value of the stock on the date exercised over the exercise price. Any gain in excess of that ordinary income amount generally will be taxed at capital gains rates. However, under a special rule, the ordinary income realized upon a disqualifying disposition will not exceed the amount of the participant's gain.

    The Company will not be entitled to any deduction as a result of the grant or exercise of any incentive stock option, or on a later disposition of the stock received, except that in the event of a disqualifying disposition, the Company will be entitled to a deduction equal to the excess of the fair market value of the stock on the date exercised over the exercise price.

    NON-STATUTORY STOCK OPTIONS. No taxable income will be realized by a participant upon the grant of a non-statutory stock option. Upon exercise of a non-statutory stock option, the participant will realize ordinary income in an amount measured by the excess of the fair market value of the shares acquired on the date of exercise over the aggregate option price for such shares, and the Company will be entitled to a corresponding deduction. (In the case of a participant subject to Section 16(b) of the Exchange Act, unless the participant elects otherwise, the amount and timing of such income (and deduction by the Company) will instead by based on the fair market value of the stock on the date that the Section 16(b) restriction lapses as to such stock.) Upon a subsequent disposition of the shares, the participant will realize short-term or long-term capital gain or loss to the extent of any intervening appreciation or depreciation. The Company will not be entitled to any further deduction at that time.

    SARS. At the time of receiving an SAR, the participant will not recognize any taxable income, and the Company will not be entitled to a deduction for the SAR. Upon the exercise of an SAR, the participant will recognize ordinary income in an amount equal to the value of the cash and shares received. (Participants who are subject to Section 16(b) of the Exchange Act who receive stock will not recognize ordinary income until the restrictions imposed by Section 16(b) lapse and the stock will be valued on that date. Nevertheless, such participants may elect, at the date of exercise, to recognize ordinary income pursuant to Section 83(b) of the Code. If such an election is made, the stock is valued on the date of exercise of the SAR.) If a participant receives the stock, then the fair market value of the stock (recognized as ordinary income) becomes the participant's tax basis for determining gains or losses on the subsequent sale of such stock. The Company will be entitled to a deduction in the amount and at the time that the participant first recognizes ordinary income.

    PERFORMANCE SHARES. A participant who has been granted performance shares will not realize taxable income at the time of the grant and the Company will not be entitled to a deduction at that time. A participant will realize ordinary income at the time the award is paid equal to the excess of the fair market value of the Company's Common Stock over the amount paid by the participant, if any, for such shares. The Company will be entitled to a corresponding deduction.

    RESTRICTED SHARES. A participant receiving an award of restricted shares of the Company's Common Stock will not realize taxable income at the time of the grant and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. When such restrictions lapse, the participant will receive taxable income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company will be entitled to a corresponding deduction. The tax treatment of restricted shares of the Company which are disposed of will depend upon whether the participant made an election pursuant to Section 83(b) of the Code to include the value of the stock in income when awarded. If the participant made such an election, any disposition thereafter will result in a long-term or short-term capital gain depending upon the period the restricted shares of the Company's Common Stock were held. If an election is not made, disposition prior to the lapse of restrictions will result in ordinary income to the participant equal to the amount received on disposition. The Company may also deduct an amount equal to such ordinary income.

OPTIONS GRANTED UNDER THE PLAN IN 2000.

    The following table sets forth the number of options granted under the Plan during 2000 with respect to the Named Executive Officers (as hereinafter defined), all executive officers as a group, all directors who are not executive officers as a group and all employees who are not executive officers as a group:

                                                              NUMBER OF OPTIONS
NAME & POSITIONS                                               GRANTED IN 2000
----------------                                              -----------------
Thomas F. Power, Jr.,
  President & Chief Executive Officer.......................       100,000
J. Reilly McCarren,
  President & Chief Executive Officer of North American
    operating subsidiaries..................................        40,000
Ronald G. Russ,
  Executive Vice President & Chief Financial Officer........        27,000
James E. Fisk,
  Executive Vice President--Corporate Development...........        27,000
Walter C. Kelly,
  Vice President & Chief Accounting Officer.................        14,800
All Current Executive Officers as a Group--15 Persons.......       342,700
All Current Directors Not Executive Officers as a Group--7
  Persons...................................................             0
All Employees Who Are Not Executive Officers as a Group.....       229,800

                     COMMITTEES, MEETINGS AND COMPENSATION

COMMITTEES OF THE BOARD OF DIRECTORS.

    The Board of Directors of the Company currently maintains an Executive Committee, an Audit Committee, a Compensation Committee, and a Finance Committee. The Board of Directors does not maintain a Nominating Committee.

    The Executive Committee is authorized to meet between meetings of the Board of Directors and, except as restricted by law, possesses the authority to act for and on behalf of the Board of Directors. The members of the Executive Committee are Robert H. Wheeler (Chairman), Carl Ferenbach and Thomas F. Power, Jr.

    The Audit Committee is an oversight committee which assists the Board of Directors in fulfilling its responsibilities to the stockholders and the public markets. The Audit Committee is responsible for ensuring that the Company employs independent and objective auditors. Together with the independent auditors and the Company's internal audit department, the Audit Committee reviews management's preparation of financial information, the presence of internal controls and audit processes to deter fraud, and management's procedures to anticipate financial risks and promote accurate, high quality and timely disclosure of financial and other material information to the Board of Directors, to the public markets and to the stockholders. The Audit Committee's primary duties and responsibilities are to assess the processes related to the Company's risk and control environment, oversee financial reporting and evaluate internal and independent audit processes. In January 2000, the Audit Committee adopted a formal written charter which guides the Audit Committee in carrying out the duties described above. Under the charter, members of the Audit Committee are required to be "independent" (as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards) from and after June 14, 2001. The current members of the Audit Committee are Roland V. McPherson (Chairman), John W. Rowe and Thomas
E. Evans. Currently all of the members of the Audit Committee are independent (as so defined). No member of the Audit Committee is an executive officer of the Company.

    The Compensation Committee makes recommendations to the Board of Directors as to the salaries and other compensation of all elected officers and as to the benefit plans for all Company employees. The members of the Compensation Committee are Thomas E. Evans (Chairman), Robert H. Wheeler and Carl Ferenbach. No member of the Compensation Committee is an executive officer of the Company.

    The Finance Committee makes recommendations to the Board of Directors and is given specific authority by the Board of Directors from time to time to act on behalf of the Board of Directors in approving certain matters relating to the issuance of securities by the Company. The members of the Finance Committee are Carl Ferenbach (Chairman), Thomas W. Rissman and Robert H. Wheeler.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES.

    During 2000, the Board of Directors of the Company met twelve times, the Audit Committee met five times, and the Compensation Committee met five times. The Finance Committee and the Executive Committee did not meet.

AUDIT COMMITTEE REPORT.

    The following is a report of the Audit Committee of the Board of
Directors:

    The Company's management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company's independent accountants are responsible for performing an independent audit of those financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. The Audit Committee relies on the accuracy and completeness of the information provided to it by management and on the representations made by management.

    The Audit Committee has reviewed and discussed the Company's audited financial statements with management. The Audit Committee has discussed with KPMG LLP, the Company's independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other things, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee has also received written disclosures and the letter required by Independence Standards Board Standard No. 1, which relates to the accountants' independence from the Company, and has discussed with KPMG LLP their independence from the Company.

    Based on the Audit Committee's review and its meetings, discussions and reports, and subject to the limitations on its role and responsibilities referred to above in this report and in the Audit Committee Charter, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements of the Company for the fiscal year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

                                          THE AUDIT COMMITTEE

                                          Roland V. McPherson, Chairman
                                          John W. Rowe
                                          Thomas E. Evans

COMPENSATION OF DIRECTORS.

    Under compensation arrangements adopted in 1999, directors of the Company who are not full-time employees of the Company or its subsidiaries receive annual compensation in the form of options to purchase 6,000 shares of Common Stock and may elect to receive annual compensation of $30,000 in either (i) phantom stock or (ii) $15,000 cash and $15,000 in phantom stock, with the phantom stock issued on the date of the Company's Annual Meeting and the cash payable in four equal quarterly installments. In addition, the Company pays compensation of $120,000 per year to Mr. Wheeler for his services as Chairman of the Board. No additional amounts are paid with respect to attendance at director or committee meetings. Directors who are full-time employees of the Company or its subsidiaries do not receive additional compensation for their services as directors.

    The director options represent the right to purchase Common Stock at an exercise price equal to fair market value as of the date of the grant. Director options expire at the earlier of 10 years after the date of grant or one year after the optionee ceases to be a director.

    The director phantom stock is issued in units equal to the aggregate nominal value divided by the fair market value of the Common Stock on the date of grant. When the holder of phantom stock ceases to be a director of the Company, the holder's phantom stock units are converted to cash at the current market value of the Common Stock.

    The Company entered into a Change of Control Agreement dated as of January 25, 2001 with Robert H. Wheeler. The agreement provides that, upon the consummation of a merger transaction or a similar transaction, if Mr. Wheeler has not resigned prior to that time, (i) Mr. Wheeler will resign from all positions and employment with the Company, (ii) Mr. Wheeler will become subject to non-competition, confidentiality and non-disparagement restrictions, and (iii) the Company will pay Mr. Wheeler a lump-sum payment equal to $600,000 plus an additional amount as required to offset federal excise taxes, if applicable.

EXECUTIVE COMPENSATION.

    SUMMARY OF COMPENSATION. The following table summarizes the total compensation for services rendered to the Company during each of the last three fiscal years of (i) the person who served as the Company's Chief Executive Officer during 2000 and (ii) the Company's four mostly highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of 2000. The individuals listed below in the Summary Compensation Table are hereinafter referred to together as the "Named Executive Officers".

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                                 COMPENSATION
                                                                                    AWARDS
                                                        ANNUAL COMPENSATION      -------------
                                                     -------------------------   STOCK OPTIONS    ALL OTHER
      NAME AND PRINCIPAL POSITION           YEAR     SALARY ($)   BONUS ($)(1)     (SHARES)      COMPENSATION
----------------------------------------  --------   ----------   ------------   -------------   ------------
Thomas F. Power, Jr.,                       2000       551,250      104,462          100,000             --
  President & Chief                         1999       484,750      124,096           55,000             --
  Executive Officer (2)                     1998       430,000      285,950            6,000             --

J. Reilly McCarren,                         2000       300,000       58,590           40,000             --
  President & Chief Executive               1999       258,333       66,133           99,000             --
  Officer of North American                 1998       225,000      149,625               --             --
  Operating subsidiaries (3)

Ronald G. Russ                              2000       200,000       31,580           27,000             --
  Executive Vice President &                1999       129,467       33,067           20,000             --
  Chief Financial Officer                   1998            --           --               --             --

James E. Fisk                               2000       200,000       31,580           27,000             --
  Executive Vice President--                1999       129,467       33,067           20,000             --
  Corporate Development                     1998            --           --               --             --

Walter C. Kelly,                            2000       160,260       32,613           14,800             --
  Vice President & Chief                    1999       155,000       39,680           10,000             --
  Accounting Officer                        1998       150,000       79,050               --             --

------------------------

(1) Annual bonus amounts were earned and accrued during the fiscal years indicated and paid after the end of each applicable fiscal year.

(2) Mr. Power has held this position since September 1, 1999. Prior to that date he served as Executive Vice President and Chief Financial Officer.

(3) Mr. McCarren has held this position since September 1, 1999. Prior to that date he served as Executive Vice President and Chief Operating Officer of the North American operating subsidiaries.

    STOCK OPTION GRANTS IN 2000. The following table sets forth information concerning the grant of stock options during 2000 to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                 PERCENTAGE
                                                  OF TOTAL
                                                  OPTIONS                                POTENTIAL REALIZABLE
                                    NUMBER OF    GRANTED TO                                VALUE AT ASSUMED
                                    SECURITIES   EMPLOYEES                               ANNUAL RATES OF STOCK
                                    UNDERLYING       IN        EXERCISE                 PRICE APPRECIATION FOR
                                     OPTIONS      0FISCAL       PRICE                       OPTION TERM (1)
                                     GRANTED        YEAR        ($ PER     EXPIRATION   -----------------------
NAME                                 (SHARES)     2000(%)       SHARE)        DATE        5%($)        10%($)
----                                ----------   ----------   ----------   ----------   ---------    ----------
Thomas F. Power, Jr.                 100,000        17.5%       13.00       1/3/2010     817,563     2,071,865
J. Reilly McCarren                    40,000         7.0%       13.00       1/3/2010     327,025       828,746
Ronald G. Russ                        27,000         4.7%       13.00       1/3/2010     220,742       559,404
James E. Fisk                         27,000         4.7%       13.00       1/3/2010     220,742       559,404
Walter C. Kelly                       14,800         2.6%       13.00       1/3/2010     120,999       306,636

------------------------

(1) Potential realizable value is based on an assumption that the stock price appreciates from the stated exercise price at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price.

    OPTION EXERCISES AND YEAR-END VALUE OF OPTIONS. The following table sets forth information concerning the exercise of stock options during 2000, and the year-end value of unexercised options, for the Named Executive Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                   SHARES                   UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                  ACQUIRED                   OPTIONS AT 12/31/00             12/31/00 ($) (1)
                                     ON        VALUE     ----------------------------   ---------------------------
NAME                              EXERCISE    REALIZED   EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                              ---------   --------   -----------    -------------   -----------   -------------
Thomas F. Power, Jr.                    --         --       85,000         100,000       18,375.00      206,250.00
J. Reilly McCarren                      --         --      189,000          40,000              --       82,500.00
Ronald G. Russ                          --         --       20,000          27,000              --       55,687.50
James E. Fisk                           --         --       35,000          27,000       24,637.50       55,687.50
Walter C. Kelly                         --         --       40,000          14,800       49,275.00       30,525.00

------------------------

(1) Based on the closing price of one share of Common Stock on December 29, 2000 ($15.0625) less the exercise price.

EMPLOYMENT AGREEMENTS.

    The Company entered into a Change of Control Agreement dated as of January 25, 2001 with Thomas F. Power, Jr. The agreement provides that, upon the consummation of a merger transaction or a similar transaction, if Mr. Power has not resigned prior to that time, (i) Mr. Power will resign from all positions and employment with the Company, (ii) Mr. Power will become subject to non-competition, confidentiality and non-disparagement restrictions, (iii) the

Company will pay Mr. Power a lump-sum payment equal to $2,025,000 plus an additional amount as required to offset federal excise taxes, if applicable, and (iv) the Company will continue medical, dental, life insurance and similar benefits for Mr. Power through age 65.

    Each of the other Named Executive Officers is party to an employment security agreement with the Company that provides for lump sum cash payments equal to two years' salary and bonus and payment of a pro-rata bonus for the year of termination, as well as continuation of medical, dental, life insurance and similar benefits for two years, upon the termination of employment (either by the Company without "good cause" or by the Named Executive Officer for "good reason," each as defined in the agreements) within twenty-four (24) months after a "change in control" as defined in the agreement, of the Company. In addition, all outstanding stock options held by the Named Executive Officer will become immediately exercisable on the date of termination of employment and will remain exercisable for 365 days after that date, and any restrictions on stock of the Company owned by such Named Executive Officer will lapse on the termination of employment.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.

    The following is a report of the Compensation Committee of the Board of
Directors:

    The Compensation Committee reviews the salaries of each executive officer of the Company annually. It consults with the Chief Executive Officer regarding salaries other than those of the executive directors and the non-executive position of Chairman of the Board of the Company, and the Compensation Committee makes recommendations to the Board of Directors for salaries of the executive officers. In performing its duties the Compensation Committee has used the services of outside compensation consultants and has reviewed compensation surveys that are periodically published by compensation consulting firms. Each year the Compensation Committee also recommends specific implementation of the Company's management incentive compensation plans for the year for consideration by the Board of Directors. The plan applicable to the management of the Company's North American subsidiaries, as implemented for 2000, provided for cash payments to management based on the North American operating subsidiaries' achieving net income, after certain adjustments, at or above a target level and on certain additional performance and safety results. The annual performance targets have been established for each year based upon the North American operating subsidiaries' operating plan for that year and are designed to provide incentives to meet or exceed the operating plan. The plan applicable to corporate management, as implemented for 2000, provided for cash payments to management based on target levels for the Company's net income and stock price. The amount of incentive compensation paid to each executive officer for 2000 was a percentage of base salary based on the amount by which the applicable targets for the year were met or exceeded, in accordance with a schedule approved when the targets for the year were established.

    All executive officers of the Company hold Common Stock of the Company and options to acquire additional shares of Common Stock of the Company. In most cases the executive officer's holdings of Company securities represent a substantial proportion of his or her net worth. The Committee believes that these holdings have created economic interests for management consistent with those of the Company's other stockholders.

    The Chief Executive Officer receives a base salary as recommended by the Compensation Committee and approved by the Board of Directors. In addition, the Chief Executive Officer participates in the incentive compensation program described above. In its annual review of the Chief Executive Officer's base salary, the Compensation Committee considers the Chief Executive Officer's responsibilities and performance, as well as the compensation paid to chief executives of other rail transportation companies and other industrial companies of comparable size. As described above for all executive officers, the incentive compensation of the Chief Executive Officer for fiscal year 2000 was paid in accordance with the terms of the management incentive compensation plan. The Chief Executive Officer's incentive compensation is not based upon performance of the Common Stock of the Company. A significant factor in the Compensation Committee's consideration of incentive compensation for the Chief Executive Officer is his ownership (as of April 16, 2001) of 946,418 shares of Common Stock and options for 185,000 shares of Common Stock and the resulting consistency of his economic interests with those of the Company's other stockholders.

    The Company's policy with respect to executive compensation is to have all compensation qualify for deductibility under the provisions of the Internal Revenue Code.

                                          THE COMPENSATION COMMITTEE
                                          Thomas E. Evans, Chairman
                                          Robert H. Wheeler
                                          Carl Ferenbach

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

    In addition to receiving compensation for his service as a director of the Company, Robert H. Wheeler, a member of the Compensation Committee, received $120,000 during 2000 as compensation for his service as Chairman of the Board of Directors of the Company. In addition, Mr. Wheeler and the Company entered into a Change of Control Agreement dated as of January 25, 2001. The agreement provides that, upon the consummation of a merger transaction or a similar transaction, if Mr. Wheeler has not resigned prior to that time, (i) Mr. Wheeler will resign from all positions and employment with the Company, (ii) Mr. Wheeler will become subject to non-competition, confidentiality and non-disparagement restrictions, and (iii) the Company will pay Mr. Wheeler a lump-sum payment equal to $600,000 plus an additional amount as required to offset federal excise taxes, if applicable.

    Carl Ferenbach, a member of the Compensation Committee, is an executive officer, director and beneficial owner of Berkshire Partners LLC. Affiliates of Berkshire Partners LLC granted the Company options to purchase up to 435,600 shares of ATN, in connection with the investments by both the Company and Berkshire Partners LLC in ATN in November 1997, December 1999, June 2000 and January 2001. The options may be exercised at any time prior to November 14, 2002 and currently have an exercise price of A$1.15 per share or A$500,940 in the aggregate (approximately US$248,600 at current exchange rates). The exercise price increases approximately 3.5% at each November 14th.

TRANSACTIONS WITH MANAGEMENT AND OTHERS.

    MCLACHLAN, RISSMAN & DOLL, of which Thomas W. Rissman is a member, has provided legal and other services to the Company in connection with various corporate, acquisition and financing matters since December 1, 1987 and continues to provide such services to the Company. The Company paid McLachlan, Rissman & Doll $1,400,000 during 2000.

    RAILROAD FINANCIAL CORPORATION, of which Thomas W. Rissman and Roland V. McPherson are directors, has provided the Company with financial and advisory services in connection with equipment leasing transactions. The Company paid Railroad Financial Corporation $300,000 for services provided in 2000.

    TRANZ RAIL, of which five directors of the Company are directors and hold shares and options, is provided management services by the Company, including principally making available the services of certain Company executives for full-time employment by Tranz Rail, training of Tranz Rail personnel by the Company and making available expertise and consulting services of other Company executives. The amounts earned by the Company from Tranz Rail for services in 2000 were $300,000.

    EWS, of which four directors of the Company are directors and hold shares and options, is party to a Management Services Agreement with the Company under which the Company provides management services to EWS, including principally making available the services of certain Company executives for full-time employment by EWS, training of EWS personnel by the Company and making available expertise and consulting services of other Company executives. The amounts earned by the Company from EWS for services under the EWS Management Services Agreement (but not including the services of Company executives who are paid directly by EWS) in 2000 were $1,700,000.

    For a description of additional transactions with management and others, see "Compensation Committee Interlocks and Insider Participation".

                         STOCK PRICE PERFORMANCE GRAPH

    The following graph compares the cumulative total stockholder return on the Company's Common Stock during the period from December 31, 1995 through December 31, 2000 with the cumulative total return on the S&P 500 Index and the S&P Railroads Index during that period assuming the investment of $100 in the Company's Common Stock and in each such index at the beginning of such period and the reinvestment of all dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

      WISCONSIN CENTRAL TRANSPORTATION CORP.  S & P 500  S & P RAILROADS
1/00                                  100.00     100.00           100.00
1/01                                  180.80     122.96           124.40
1/02                                  106.65     163.98           140.38
1/03                                   78.42     210.84           128.72
1/04                                   61.31     255.22           108.57
1/05                                   68.73     231.98           117.35

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth the beneficial ownership of the Company's Common Stock (i) by each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) by each director and nominee for director, (iii) by each of the Named Executive Officers and (iv) by all current directors and executive officers as a group. Except as indicated in notes to the table and except for beneficial owners whose Form 13F filings with the Securities and Exchange Commission are the source of the Company's information, each beneficial owner listed in the table has advised the Company or indicated in filings with the Securities and Exchange Commission that such owner has sole dispositive and voting power with respect to the shares of Common Stock indicated. The information in the table is provided based on information known to the Company as of April 16, 2001.

                             PRINCIPAL STOCKHOLDERS

                                                              SHARES BENEFICIALLY
                                                                   OWNED (1)
                                                              --------------------
NAME                                                           NUMBER     PERCENT
----                                                          ---------   --------
State of Wisconsin Investment Board (2).....................  4,565,000      9.8
Edward A. Burkhardt (3).....................................  3,980,004      8.6
Cascade Investment L.L.C. (4)...............................  3,949,600      8.5
Tweedy, Browne Company LLC (5)..............................  3,207,267      6.9
Thomas F. Power, Jr. (6)....................................  1,056,418      2.3
Robert H. Wheeler...........................................    539,448      1.2
Roland V. McPherson.........................................    519,582      1.1
J. Reilly McCarren..........................................    271,700        *
Walter C. Kelly.............................................    147,006        *
Thomas W. Rissman (7).......................................    128,514        *
Ronald G. Russ (8)..........................................    118,819        *
Carl Ferenbach..............................................    116,926        *
James E. Fisk...............................................     56,237        *
A. Francis Small (9)........................................     48,000        *
John W. Rowe (10)...........................................     36,000        *
Thomas E. Evans.............................................     35,000        *
Directors and current executive officers as a group (22
  persons) (11).............................................  4,986,642     10.7

------------------------

*   Percentage beneficially owned does not exceed 1%.

(1) Any shares of the Common Stock of the Company which a person has the right to acquire through exercise of options exercisable within 60 days after April 16, 2001 are considered to be outstanding for purposes of this table. Listed stockholders have such options to acquire shares of Common Stock of the Company in the following numbers: Mr. Power: 110,000; Mr. Wheeler:
    52,000; Mr. McPherson: 42,000; Mr. McCarren: 199,000; Mr. Kelly: 43,700;
    Mr. Rissman: 42,000; Mr. Russ: 26,750; Mr. Ferenbach: 42,000; Mr. Fisk:
    41,750; Dr. Small: 36,000; Mr. Rowe: 30,000; and Mr. Evans: 30,000.

(2) According to a Form 13G/A filed with the Securities and Exchange Commission as of February 9, 2001. The address of the State of Wisconsin Investment Board is P.O. Box 7842, 121 East Wilson Street, Madison, Wisconsin 53707.

(3) The number of shares shown for Mr. Burkhardt is based upon a Schedule 13D/A filed with the Securities and Exchange Commission as of February 6, 2001 and the number of options shown for Mr. Burkhardt is based on the Company's records of holders of outstanding options. Mr. Burkhardt's address is 8600 West Bryn Mawr Avenue, Suite 500N, Chicago, Illinois 60631.

(4) According to a Schedule 13G/A filed with the Securities and Exchange Commission by

    Cascade Investment L.L.C. as of February 13, 2001, which indicates that Cascade Investment L.L.C. and William H. Gates III each have shared voting and dispositive power with respect to these shares. The address of Cascade Investment L.L.C. is 2365 Carillon Point, Kirkland, Washington 98033 and the address of William H. Gates III is One Microsoft Way, Redmond, Washington 98052.

(5) According to a Form 13F filed with the Securities and Exchange Commission as of December 31, 2000 by Tweedy, Browne Company LLC. The address of Tweedy, Browne Company LLC is 350 Park Avenue, New York, New York 10022.

(6) Includes 57,000 shares held for the benefit of Mr. Power's spouse who has sole voting and sole dispositive power with respect to those 57,000 shares.

(7) Mr. Rissman serves as one of three co-trustees who have shared voting and dispositive power with respect to 1,016,316 shares held by the Mary Cynthia
    K. McLachlan Trust.

(8) Includes 100 shares held by Mr. Russ's spouse who has sole voting and dispositive power with respect to those 100 shares.

(9) Dr. Small reports that he has shared voting and dispositive power with respect to these shares.

(10) Includes 2,000 shares held by Mr. Rowe's spouse who has sole voting and sole dispositive power with respect to those 2,000 shares.

(11) Includes (i) the 57,000 shares owned by Mr. Power's spouse and referred to in Note 6, (ii) the 1,016,316 shares owned by the Mary Cynthia K. McLachlan Trust and referred to in Note 7, (iii) the 100 shares held by Mr. Russ's spouse and referred to in Note 8, (iv) the 2,000 shares owned by Mr. Rowe's spouse and referred to in Note 10, and (v) 1,016,875 shares which directors and executive officers have the right to acquire through exercise of options within 60 days after April 16, 2001.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has selected KPMG LLP as independent public accountants to conduct the annual audit of the financial statements of the Company for the year ending December 31, 2001.

    Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

    AUDIT FEES. KPMG LLP billed the Company $225,000 for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2000 and for the review of the financial statements included in the Company's quarterly reports on Form 10-Q for fiscal year 2000.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. KPMG LLP did not provide any professional services related to the Company's financial information systems design and implementation in fiscal year 2000, and therefore no fees were billed to the Company in connection with those activities.

    ALL OTHER FEES. KPMG LLP billed the Company $129,000 for tax-related work, $15,000 for benefit plan related work and $23,000 for miscellaneous fees for a total of $167,000 for all other professional services rendered to the Company for fiscal year 2000.

    The Audit Committee of the Board of Directors has determined that the provision of services covered by the foregoing fees is compatible with maintaining the principal accountants' independence.

                                 ANNUAL REPORTS

    A copy of the Company's Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2000, which includes financial statements, is being mailed with this proxy statement.

    ADDITIONAL COPIES (WITHOUT EXHIBITS) OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT IS DELIVERED, WITHOUT CHARGE, UPON WRITTEN REQUEST DIRECTED TO THE COMPANY AT ONE O'HARE CENTRE, SUITE 9000, 6250 NORTH RIVER ROAD, ROSEMONT, ILLINOIS 60018, ATTENTION: INVESTOR RELATIONS.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

    Stockholder proposals intended to be presented at the 2002 annual stockholder meeting of the Company must be received by the Company no later than January 2, 2002 to be eligible for inclusion in the Company's proxy statement and form of proxy relating to the 2002 annual meeting. Any stockholder proposal received after January 2, 2002 will be considered untimely and will not be eligible for inclusion in the Company's proxy statement and form of proxy relating to the 2002 annual meeting.

    For any proposal that is not submitted for inclusion in the Company's proxy statement for the 2002 annual meeting (as described in the preceding paragraph) but is instead sought to be presented directly at the 2002 annual meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if the Company (a) receives notice of the proposal before the close of business on March 18, 2002 and advises stockholders in the proxy statement related to the 2002 annual meeting about the nature of the matter and how management intends to vote on such matter, or (b) does not receive notice of the proposal prior to the close of business on March 18, 2002.

                                 OTHER MATTERS

    The cost of soliciting proxies by mail, telephone, Internet, telecopy or in person, as needed, will be borne by the Company. Officers or regular employees of the Company may, without additional compensation, engage in the solicitation of proxies by telecopy, telephone or personal calls.

    Results of the meeting will be included in the Company's quarterly report on Form 10-Q, a copy of which may be obtained after August 15, 2001 by calling (847) 318-4592.

                                          By Order of the Board of Directors,
                                          THOMAS W. RISSMAN
                                          SECRETARY

                                                        SKU Number: 1056-PS2-01

                                    EXHIBIT A

                THE WISCONSIN CENTRAL TRANSPORTATION CORPORATION
                          1997 LONG TERM INCENTIVE PLAN
                           (as proposed to be amended)

I.       INTRODUCTION

         1.1 Purposes. The purposes of the l997 Long-Term Incentive Plan (the "Plan") of Wisconsin Central Transportation Corporation (the "Company") and its subsidiaries from time to time (individually a "Subsidiary" and collectively the "Subsidiaries") are (i) to align the interests of the Company's stockholders and the recipients of awards under the Plan by increasing the proprietary interest of such recipients in the Company's growth and success, (ii) to advance the interests of the Company by attracting and retaining officers and other key employees and (iii) to motivate such employees to act in the long-term best interests of the Company's stockholders. For purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary.

         1.2 Certain Definitions.

         "Agreement" shall mean the written agreement evidencing an award hereunder between the Company and the recipient of such award.

         "Board" shall mean the Board of Directors of the Company.

         "Bonus Stock" shall mean shares of Common Stock which are not subject to a Restriction Period or Performance Measures.

         "Bonus Stock Award" shall mean an award of Bonus Stock under this Plan.

         "Cause" shall mean any act of dishonesty, commission of a felony, significant activities harmful to the reputation of the Company, refusal to perform or substantial disregard of duties properly assigned or significant violation of any statutory or common law duty of loyalty to the Company.

         "Change in Control" shall have the meaning set forth in Section 5.8(b).

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Committee" shall mean the Compensation Committee of the Board, consisting of two or more members of the Board, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act.

         "Common Stock" shall mean the common stock of the Company.

         "Company" has the meaning specified in Section 1.1.

         "Disability" shall mean the inability of the holder of an award to perform substantially such holder's duties and responsibilities for a continuous period of at least six months, as determined solely by the Committee.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" shall mean, at any date, the closing transaction price of a share of Common Stock on the last trading day prior to that date, as reported by NASDAQ and published in THE WALL STREET JOURNAL (Midwest Edition); provided, however, that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

         "Free-Standing SAR" shall mean an SAR which is not issued in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

         "Incentive Stock Option" shall mean an option to purchase shares of common stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

         "Incumbent Board" means the members of the Board on May 14, 1997. For this purpose, an individual who becomes a member of the Board subsequent to May 14, 1997 and who has been nominated for election by the Company's stockholders by resolution adopted by a vote of at least two thirds of the directors then comprising the Incumbent Board at a duly convened meeting thereof shall be deemed to be a member of the Incumbent Board.

         "Mature Shares" shall mean shares of Common Stock to which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

         "Non-Statutory Stock Option" shall mean a stock option which is not an Incentive Stock Option.

         "Performance Measures" shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the exercisability of all or a portion of an option or SAR, (ii) as a condition to the grant of a Stock Award or (iii) during the applicable Restriction Period or Performance Period as a condition to the holder's receipt, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or in the case of a Performance Share Award, of payment with respect to such award. Such criteria and objectives may include, but are not limited to, the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time, earnings per share, total earnings, net income, return to stockholders (including dividends), return on gross assets, return on net assets, growth in assets, return on equity, revenues, free cash flow, expenses as a percentage of revenues, cost reduction goals, stockholder value, and customer satisfaction, or any combination of the foregoing and any other criteria and objectives established by the Committee. In the sole discretion of the Committee, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting principles.

         "Performance Period" shall mean a period of not less than one year or greater than five years, designated by the Committee during which the Performance Measures applicable to a Performance Share Award shall be measured.

         "Performance Share" shall mean a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive one share of Common Stock, which may be Restricted Stock, or in lieu of all or a portion thereof, the Fair Market Value of such Performance Share in cash.

         "Performance Share Award" shall mean an award of Performance Shares under this Plan.

         "Permanent and Total Disability" shall have the meaning set forth in
Section 22(e)(3) of the Code or any successor thereto.

         "Restricted Stock" shall mean shares of Common Stock which are subject to a Restriction Period.

         "Restricted Stock Award" shall mean an award of Restricted Stock under this Plan.

         "Restriction Period" shall mean a period of not less than one year or greater than five years, designated by the Committee during which the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award.

         "SAR" shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

         "Stock Award" shall mean Restricted Stock Award or a Bonus Stock Award.

         "Tandem SAR" shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Non-Statutory Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

         "Tax Date" shall have the meaning set forth in Section 5.5.

         1.3 Administration. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible officers and other key employees of the Company and its
Subsidiaries: ( i ) options to purchase shares of Common Stock in the form of Incentive Stock Options or Non-Statutory Stock Options, (ii) SARs in the form of Tandem SARs or Free-Standing SARs, (iii) Stock Awards in the form of Restricted Stock or Bonus Stock and (iv) Performance Shares. The Committee shall, subject to the terms of this Plan, select eligible officers and other key employees for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, the number of SARs and the number of Performance Shares subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

         The Committee may delegate some or all of its power and authority hereunder to the President or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority with regard to the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such officer or other person.

         No member of the Board of Directors or the Committee, and neither the President and Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board of Directors and the Committee and the President and Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company's Certificate of Incorporation and/or By-laws, and under any directors' and officers' liability insurance that may be in effect from time to time.

         A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by a majority of the members of the Committee without a meeting.

         1.4 Eligibility. Participants in this Plan shall consist of such officers and other key employees of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee's selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time.

         1.5 Shares Available. Subject to adjustment as provided in Section 5.7, a total of Two Million Five Hundred Thousand shares of Common Stock shall be available under this Plan in the period beginning on the date of original adoption of this Plan. For purposes of determining the number of shares available at any time such total number of available shares shall be reduced by the sum of (i) the aggregate number of shares of Common Stock that were issued upon the grant of a Stock Award prior to such time and (ii) the aggregate number of shares of common stock that at such time are subject to, or prior to such time were issued upon exercise of, options, Free-Standing SARs or Performance Shares. (The number of shares of Common Stock available under this Plan shall not be reduced by settlements in cash of any options, Free-Standing SARs or Performance Shares.)

         Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

II.      STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

         2.1 Stock Option. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof that is not an Incentive Stock Option, shall be a Non-Statutory Stock Option. Each Incentive Stock Option shall be granted within ten years of the effective date of this Plan.

         To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000)
established by the Code, such options shall constitute Non-Statutory Stock Options.

         Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

                  (a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of a Non-Statutory Stock Option may be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option and the purchase price per share of Common Stock purchasable upon exercise of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option.

                  (b) Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercisable later than ten years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

                  (c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (A) in cash, (B) by delivery of Mature Shares having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) by authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered upon exercise of the option having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, or (E) a combination of (A), (B), (C) and (D) in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any tandem SARs which are canceled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(E) and in the case of an optionee who is subject to Section 16 of the Exchange Act, the Company may require that the method of making such payment be in compliance with Section 16 and the rules and regulations thereunder. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common Stock shall be delivered until the full purchase price therefor has been paid.

         2.2 Stock Appreciation Rights. The Committee, may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

         SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

         Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. Subject to the terms of this Plan and any applicable Agreement relating to an SAR, an SAR granted under this Plan shall confer on the holder thereof a right to receive, upon exercise thereof the excess of (i) the Fair Market Value of one share of Common Stock on the date of exercise or, if the Committee shall so determine in the case of any such right other than a Tandem SAR, at any time during a specified period before or after the date of exercise over (ii) the grant price of the right as specified by the Committee, which shall not be less than the Fair Market Value of one share of Common Stock on the date of grant of the SAR (or if the Committee so determines, in the case of any SAR retroactively granted in tandem with or substitution for another award or any outstanding award granted under any other plan of the Company, on the date of grant of such other award). Subject to the terms of this Plan and any applicable agreement, the grant price, term, method of exercise, method of settlement and any other terms and conditions of any SAR shall be determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any SAR or Tandem SAR as it may deem appropriate.

         2.3 Termination of Employment.

                  (a) Disability. Subject to paragraph (f) below and Section 5.8 and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the employment with the Company of the holder of an option or SAR terminates by reason of Disability, each option and SAR held by such holder shall be fully exercisable and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earliest to occur of (i) a date set by the Committee and (ii) the expiration date of the term of such option or SAR.

                  (b) Retirement. Subject to paragraph (f) below and Section 5.8 and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the employment with the Company of the holder of an option or SAR terminates by reason of retirement on or after age 62, each option and SAR held by such holder shall be fully exercisable and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earliest to occur of (i) a date set by the Committee and (ii) the expiration date of the term of such option or SAR.

                  (c) Death. Subject to paragraph (f) below and Section 5.8 and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the employment with the Company of the holder of an option or SAR terminates by reason of death, each option and SAR held by such holder shall be fully exercisable and may thereafter be exercised by such holder's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until and including the earliest to occur of (i) the date which is 1 year after the date of death and (ii) the expiration date of the term of such option or SAR.

                  (d) Other Termination. Subject to paragraph (f) below and
Section 5.8 and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the employment with the Company of the holder of an option or SAR is terminated by the Company for Cause, each option and SAR held by such holder shall terminate automatically on the effective date of such holder's termination of employment.

                  Subject to paragraph (f) below and Section 5.8 and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the employment with the Company of the holder of an option or SAR terminates for any reason other than Disability, retirement on or after age 62 with the consent of the Company, death or Cause, each option and SAR held by such holder shall be exercisable only to the extent that such option or SAR is exercisable on the effective date of such holder's termination of employment and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earliest to occur of (i) the date which is 6 months after the effective date of termination of employment and (ii) the expiration date of the term of such option or SAR.

                  (e) Death Following Termination of Employment. Subject to paragraph (f) below and Section 5.8 and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the holder of an option or SAR dies during the 1 year period following termination of employment by reason of Disability, or if the holder of an option or SAR dies during the 1 year period following termination of employment by reason of retirement on or after age 62 or if the holder of an option or SAR dies during the 6 month period following termination of employment for any reason other than Disability or retirement on or after age 62 (or, in each case, such other period as set forth in the Agreement relating to such option or SAR), each option and SAR held by such holder shall be exercisable only to the extent that such option or SAR, as the case may be, is exercisable on the date of such holder's death and may thereafter be exercised by the holder's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until and including the earliest to occur of (i) the date which is 6 months after the date of death and (ii) the expiration date of the term of such option or SAR.

                  (f) Termination of Employment Incentive Stock Options. Subject to Section 5.8 and unless otherwise specified in the Agreement relating to the option, if the employment with the Company of a holder of an Incentive Stock Option terminates by reason of Permanent and Total Disability, each Incentive Stock Option held by such optionee shall be fully exercisable and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earliest to occur of (i) a date set by the Committee upon the determination a Permanent and Total Disability exists,
(ii) one year after the termination of employment and (iii) the expiration date of the term of such option.

                  Subject to Section 5.8 and unless otherwise specified in the Agreement relating to the option, if the employment with the Company of a holder of an Incentive Stock Option terminates by reason of death, each Incentive Stock Option held by such optionee shall be fully exercisable and may thereafter be exercised by such optionee's executor, administrator, legal representative, beneficiary or similar person until and including the earliest to occur of (i) the date which is 1 year after the date of death and (ii) the expiration date of the term of such option.

                  If the employment with the Company of the optionee of an Incentive Stock Option is terminated by the Company for Cause, each Incentive Stock Option held by such optionee shall terminate automatically on the effective date of such optionee's termination of employment. Subject to
Section 5.8 and unless otherwise specified in the Agreement relating to the option, if the employment with the Company of a holder of an Incentive Stock Option terminates for any reason other than Permanent and Total Disability, death or Cause, each Incentive Stock Option held by such optionee shall be exercisable only to the extent such option is exercisable on the effective date of such optionee's termination of employment, and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earliest to occur of (i) the date which is 3 months after the effective date of such optionee's termination of employment and (ii) the expiration date of the term of such option.

                  If the holder of an Incentive Stock Option dies during the one-year period following termination of employment by reason of Permanent and Total Disability (or such shorter period as set forth in the Agreement relating to such option), or if the holder of an Incentive Stock Option dies during the three-month period following termination of employment for any reason other than

Permanent and Total Disability, death or Cause, each Incentive Stock Option held by such optionee shall be exercisable only to the extent such option is exercisable on the date of the optionee's death and may thereafter be exercised by the optionee's executor, administrator, legal representative, beneficiary or similar person until and including the earliest to occur of (i) the date which is 6 months after the date of death and (ii) the expiration date of the term of such option.

III.     STOCK AWARDS

         3.1 Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award or Bonus Stock Award.

         3.2 Terms of Stock Awards. Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

                  (a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award or Bonus Stock Award and the Performance Measures (if any) and Restriction Period applicable to a Restricted Stock Award shall be determined by the Committee.

                  (b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if specified Performance Measures are satisfied or met during the specified Restriction Period or (ii) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and for the forfeiture of the shares of Common Stock subject to such award (x) if specified Performance Measures are not satisfied or met during the specified Restriction Period or (y) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period.

                  Bonus Stock Awards shall not be subject to any Performance Measures or Restriction Periods.

                  (c) Share Certificates. During the Restriction Period, a certificate or certificates representing a Restricted Stock Award may be registered in the holder's name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of the Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance measures), or upon the grant of a Bonus Stock Award, in each case subject to the Company's right to require payment of any taxes in accordance with
Section 5.5, a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

                  (d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the

Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

         3.3      Termination of Employment

                  (a) Disability, Retirement and Death. Subject to Section 5.8 and unless otherwise set forth in the Agreement relating to a Restricted Stock Award, if the employment with the Company of the holder of such award terminates by reason of (i) Disability or death, then the Restriction Period shall terminate as of the effective date of such holder's Disability or as of the date of death and all Performance Measures, if any, applicable to such award shall be deemed to have been satisfied at the target level or (ii) retirement on or after age 62 or termination by the Company without cause, the Restriction Period shall continue to apply and all Performance Measures, if any, applicable to such award shall also continue to apply and the restrictions on the Restricted Stock Awards shall be removed based on actual results with respect to any Performance Measures.

                  (b) Other Termination. Subject to Section 5.8 and unless otherwise set forth in the Agreement relating to a Restricted Stock Award, if the employment with the Company of the holder of a Restricted Stock Award terminates for any reason other, than Disability, retirement on or after age 62, termination by the Company without Cause or death, the portion of such award which is subject to a Restriction Period on the effective date of such holder's termination of employment shall be forfeited and such portion shall be canceled by the Company.

IV.  PERFORMANCE SHARE AWARDS

         4.1 Performance Share Awards. The Committee may, in its discretion, grant Performance Share Awards to such eligible persons as may be selected by the Committee.

         4.2 Terms of Performance Share Awards. Performance Share Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan as the Committee shall deem advisable.

                  (a) Number of Performance Shares and Performance Measures. The number of Performance Shares subject to any award and the Performance Measures and Performance Period applicable to such award shall be determined by the Committee.

                  (b) Vesting and Forfeiture. The Agreement relating to a Performance Share Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such award if specified Performance Measures are satisfied or met during the specified Performance Period, and for the forfeiture of such award, if specified Performance Measures are not satisfied or met during the specified Performance Period.

                  (c) Settlement of Vested Performance Share Awards. The Agreement relating to a Performance Share Award (i) shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. If a Performance Share Award is settled in shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to
Section 3.2(d). Prior to the settlement of a Performance Share Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award and shall have rights as a stockholder of the Company in accordance with Section 5.10.

         4.3      Termination of Employment.

                  (a) Disability, Retirement and Death. Subject to Section 5.8 and unless otherwise set forth in the Agreement relating to a Performance Share Award, if the employment with the Company of the holder of such award terminates by reason of (i) Disability or death, then all Performance Measures applicable to such award shall be deemed to have been satisfied at the target level and the Performance Period applicable to such award shall thereupon terminate or (ii) retirement on or after age 62 or termination by the Company without cause, all Performance Measures applicable to such award shall continue to apply and payment of any Performance Share Awards shall be made in a pro rata amount at the same time and manner as with other eligible persons with respect to such awards, based on actual results of the Performance Measures, unless in its sole discretion, the Committee determines otherwise. Such pro rata amount shall be determined by multiplying the award that would have otherwise been paid had there been no termination under (ii) above by a fraction, the numerator of which is the number of full months of employment during the Performance Period and the denominator of which is the number of full months in the Performance Period. A partial month shall be treated as a full month if the holder of a Performance Share Award has held such award for 15 or more calendar days of such month.

                  (b) Other Termination. Subject to Section 5.8 and unless otherwise set forth in the Agreement relating to a Performance Share Award, if the employment with the Company of the holder of a Performance Share Award terminates for any reason other than Disability, retirement on or after age 62, termination by the Company without cause or death, the portion of such award which is subject to a Performance Period on the effective date of such holder's termination of employment shall be forfeited and such portion shall be canceled by the Company.

V.  GENERAL

         5.1 Effective Date and Term of Plan. This Plan shall be submitted to the stockholders of the Company for approval and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the May 15, 1997 annual meeting of stockholders, shall become effective on the date of such approval. This Plan shall terminate 10 years after its effective date unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

         Awards hereunder may be made at any time prior to the termination of this Plan, provided that no award may be made later than 10 years after the effective date of this Plan. In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect.

         5.2 Amendments. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation including Rule 16b-3 under the Exchange Act; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 5.7), (b) reduce the minimum purchase price in the case of an option or the base price in the case of an SAR, (c) effect any change with respect to Incentive Stock Options inconsistent with Section 422 of the Code, or (d) extend the term of this

Plan. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

         5.3 Agreement. Except with respect to Restricted Stock Awards under
Article III, each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and the recipient of such award and, upon execution by each party and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

         5.4 Non-Transferability of Stock Options, SARs and Performance Shares. No option, SAR or Performance Share shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company as set forth in the Agreement relating to such award. Except to the extent permitted by the foregoing sentence, each option, SAR or Performance Share may be exercised or settled during the participant's lifetime only by the holder or the holder's legal representative or similar person. Except as permitted by the second preceding sentence, no option, SAR or Performance Share may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any option, SAR or Performance Share, such award and all rights thereunder shall immediately become null and void.

         5.5 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any Federal, state, local or other taxes which may be required to be made or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the "Tax Date"), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation, or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery to the Company of Mature Shares having an aggregate Fair Market Value, determined as of the Tax Date equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company, to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B), (C) and (D), in each case to the extent set forth in the Agreement relating to the award; provided, however, that the Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(E) and that in the case of a holder who is subject to Section 16 of the Exchange Act, the Company may require that the method of satisfying such an obligation be in compliance with Section 16 and the rules and regulations thereunder. An Agreement may provide for shares of Common Stock to be delivered or withheld having an aggregate Fair Market Value in excess of the minimum amount required to be withheld, but not in excess of the amount determined by applying the holder's maximum marginal tax rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

         5.6 Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         5.7 Adjustment. In the event of (i) any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event or (ii) any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding option, the purchase price per security and the terms of each outstanding Performance Share shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (i) available under this Plan, such fractional security shall be disregarded, or (ii) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

         5.8      Change in Control.

                  (a) Notwithstanding any provision in this Plan or any Agreement but subject to Section 5.8(c), in the event of a Change in Control,
(i) all outstanding options and SARs shall immediately become exercisable in full, (ii) the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse, (iii) the Performance Period applicable to any outstanding Performance Share Award shall lapse, and (iv) the Performance Measures applicable to any outstanding Restricted Stock Award (if any) and to any outstanding Performance Share Award shall be deemed to be satisfied at the target level.

                  (b) "Change in Control" shall be deemed to have occurred as of:

                      (1) The closing date of the restructuring of the Company as a result of merger, consolidation, takeover or reorganization unless at least a majority of the members of the Board of Directors of the Company resulting from such merger, consolidation, takeover or reorganization were members of the Incumbent Board; or

                      (2) the occurrence of any other event that is designated as being a "Change in Control" by a majority vote of the directors of the Incumbent Board who are not also employees of the Company.

                  (c) Notwithstanding the provisions of Section 5.8(a), the exercisability of options issued under this Plan after January 29, 2001 shall not be accelerated or otherwise affected by a merger of the Company with WC Merger Sub, Inc. as contemplated by the Agreement and Plan of Merger dated January 29, 2001 among the Company, Canadian National Railway Company and WC Merger Sub, Inc.

         5.9 No Right of Participation or Employment. No person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

         5.10 Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares or Common Stock or equity security.

         5.11 Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Illinois and construed in accordance therewith without giving effect to principles of conflicts of laws.

                  WISCONSIN CENTRAL TRANSPORTATION CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 14, 2001.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Thomas F. Power, Jr., Robert H. Wheeler and Thomas W. Rissman, and each of them, attorneys and proxies, with full power of substitution, to vote all of the shares of stock of Wisconsin Central Transportation Corporation ("Wisconsin Central") held by the undersigned, upon all matters properly coming before the Annual Meeting of Stockholders of Wisconsin Central to be held on June 14, 2001 at 9:00 a.m. at The Forum, Hyatt Regency O'Hare, 9300 West Bryn Mawr Avenue, Rosemont, Illinois 60018 and any adjournment(s) or postponement(s) thereof.

         This proxy is to be voted as directed on the reverse side of this card. IN THE ABSENCE OF SPECIFIC DIRECTION, THE PROXIES WILL VOTE THE SHARES OF THE PERSON WHO SIGNS THE REVERSE SIDE OF THIS PROXY (1) FOR PROPOSAL 1 - ELECTION OF THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE, (2) FOR PROPOSAL 2 - APPROVAL OF THE AMENDMENT TO THE 1997 LONG-TERM INCENTIVE PLAN AND (3) IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

         Please sign and date this proxy on the reverse side and mail it promptly in the enclosed envelope. You may also vote by telephone or via the Internet. To do so, please refer to the instructions on this card. If you do not provide voting instructions or attend the meeting and vote by ballot, your shares will not be voted.


                (Continued and to be signed on the reverse side)




            Vote by Telephone                                             Vote by Internet

It's fast, convenient, and immediate!                         It's fast, convenient, and your vote is immediately
Call Toll-Free on a Touch-Tone Phone                          confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683).

Follow these four easy steps:                                 Follow these four easy steps:
1.       Read the accompanying Proxy Statement and Proxy      1.       Read the accompanying Proxy Statement and Proxy
         Card.                                                         Card.

2.       Call the Toll-free number 1-877-PRX-VOTE             2.       Go to the Website HTTP://WWW.EPROXYVOTE.COM/WCLX
         (1-877-779-8683).
                                                              3.       Enter your 14-digit Control Number located on
3.       Enter your 14-digit Control Number located on your            your Proxy Card above your name.
         Proxy Card above your name.
                                                              4.       Follow the instructions provided.
4.       Follow the recorded instructions.

Your vote is important!                                       Your vote is important!

Call 1-877-PRX-VOTE anytime before 12:00 midnight,            Go to HTTP://WWW.EPROXYVOTE.COM/WCLX anytime before 12:00
Eastern  Time, on June 13, 2001.                              midnight, Eastern Time, on June 13, 2001.



    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

                              THANK YOU FOR VOTING

/X/    Please mark votes as in this example.

                       THE BOARD OF DIRECTORS UNANIMOUSLY
                   RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

1. Election of Nine Directors: Thomas E. Evans, Carl Ferenbach, J. Reilly McCarren, Roland V. McPherson, Thomas F. Power, Jr., Thomas W. Rissman, John W. Rowe, A. Francis Small and Robert H. Wheeler.

       / / FOR ALL NOMINEES

       / / WITHHOLD FROM ALL NOMINEES

       / / FOR ALL NOMINEES EXCEPT ________________________

2.     Approval of Amendment to the 1997 Long-Term Incentive Plan.


      / / FOR        / / AGAINST   / / ABSTAIN

                                   / / MARK HERE IF YOU PLAN TO ATTEND
                                       THE MEETING

                                   / / MARK HERE FOR ADDRESS CHANGE AND NOTE
                                       AT LEFT

                                       PLEASE SIGN AND DATE THIS PROXY AND MAIL
                                       IT PROMPTLY WHETHER OR NOT YOU PLAN TO
                                       ATTEND THE MEETING.

                                       The undersigned hereby acknowledges
                                       receipt of the notice of the annual
                                       meeting and the proxy statement.

                                       Please sign exactly as your name appears on this card. Joint owners should both sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.



Signature: _______________ Date: _____  Signature: _________________ Date: _____